Explanation of Responses:
(1) This Form 4 is filed on behalf of GoldenTree Asset Management LP (the “Advisor”), GoldenTree Asset Management LLC (the “General Partner”) and Steven A. Tananbaum (collectively, the “Reporting Persons”).  The Advisor is the investment manager or advisor to GoldenTree Distressed Fund 2014 LP (“GDF”), GoldenTree E Distressed Debt Fund II LP (“GEDD”), GT NM, L.P. (“GTNM”), GoldenTree Distressed Master Fund 2014 Ltd. (“GDMF”), GoldenTree E Distressed Debt Master Fund II LP (“GDDF”), GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I (“GSPC”), GoldenTree Master Fund II, LTD (“GFII”), GoldenTree 2004 Trust (“GT”), Gold Coast Capital Subsidiary X Limited (“GC”), GoldenTree NJ Distressed Fund 2015 LP (“GNJ”), GoldenTree Master Fund, LTD (“GMF” and together with GDF, GEDD, GTNM, GDMF, GDDF, GSPC, GFII, GT, GC and GNJ the “Funds”) and certain separate accounts managed by the Advisor (the “Managed Accounts”) and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the Managed Accounts.  The General Partner is the general partner of the Advisor and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor has a pecuniary interest.  Steven A. Tananbaum is the managing member of the General Partner and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor and the General Partner have a pecuniary interest, and also directly holds shares of Common Stock.  The Advisor, the General Partner and the Funds disclaim beneficial ownership of the shares held directly by Steven A. Tananbaum.  Each Fund disclaims beneficial ownership of the shares held directly by each other Fund, the Managed Accounts and Steven A. Tananbaum. All Common Stock share numbers reported in this filing reflect the 1-for-20 reverse stock split of the Common Stock that was effective as of 5:00 p.m., Eastern Time, on August 4, 2016.
(2) Common Stock held directly by Goldentree E Distressed Debt Fund II LP.
(3) Common Stock held directly by Goldentree E Distressed Debt Master Fund II LP.
(4) Common Stock held directly by Goldentree Distressed Fund 2014 LP.
(5) Common Stock held directly by Goldentree Distressed Master Fund 2014 Ltd.
(6) Common Stock held directly by Goldentree NJ Distressed Fund 2015 LP.
(7) Common Stock held directly by Steven A. Tananbaum.
(8) Common Stock held directly by GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I.
(9) Common Stock held directly by GoldenTree Master Fund II, LTD.
(10) Common Stock held directly by GoldenTree Master Fund, LTD.
(11) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.
(12) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.
(13) Common Stock held directly by GT NM, L.P.
(14) Common Stock held directly by Gold Coast Capital Subsidiary X Limited.
(15) Common Stock held directly by GoldenTree 2004 Trust.
(16) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.
(17) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.